Exhibit 10.12

Contract No.:

SOHU.COM Internet Plaza Office Building Lease

Between

Beijing Sohu New Media Information Technology Co., Ltd.

and

Beijing Sogou Network Technology Co., Ltd.

Lease

Parties:	Lessor: Address: Legal representative: Tel: Fax:	Beijing Sohu New Media Information Technology Co., Ltd. SOHU.com Media Plaza, No. 2 Park, No. 3 Building, South Road of Academy of Sciences, Haidian District, Beijing, China Charles Zhang
	Lessee: Address: Legal representative: Tel: Fax:	Beijing Sogou Network Technology Co., Ltd. SOHU.com Internet Plaza, No.1 Park, Zhongguancun East Road, Haidian District, Beijing, P.R.C. Wang Xiaochuan
Date:	The Lease was concluded on [December 30, 2016]. The parties hereby enter into the following agreement:
Article 1	Definitions

Object:

The Lessor agrees to lease out and the Lessee agrees to take on lease the premises (actual floors) located at 8F Room 02, 9F, 11F, 12F and 13F, SOHU.com Internet Plaza No.1 Park, Zhongguancun East Road, Haidian District, Beijing, P.R.C., that is, 8F, 9F, 11F, 12F and 15F as elevator shows.

As a duly established and validly existing corporation, the Lessor has the authority to enter into the Lease and to perform its obligations hereunder. In addition, the Lessor has full ownership of the Object leased, and has obtained all internal and external approval or registration and filings necessary for the performance of the Lease, consenting to the lease of the Object to the Lessee.

As a duly established and validly existing corporation, the Lessee has the authority to enter into the Lease and to perform its obligations hereunder. The Lessee agrees to take on lease and enjoys the following rights pursuant to the Lease:

(i)    To normally use public inlets and outlets, stairs, platforms, passageways, public restrooms, tea rooms, broom closets, etc. of the building together with the Lessor and other parties enjoying the same rights, provided that, the Lessor may restrict such right to use in a proper way at any time when the above facilities need to be repaired or upon the occurrence of emergency;

(ii) To share the elevators, central air-conditioning and other equipment serving the office building.
Tenancy term and rent:

The tenancy term is more particularly set forth in Article 3 (“Tenancy Term”). The Lessee shall pay the rent and property management fees as specified in Article 4 hereof within the Tenancy Term in a way specified in Article 6.

Deposit:	The Lessee shall pay the deposit as specified in Article 5 hereof simultaneously with the execution of the Lease in a way specified in Article 6.
Other expenses:

The Lessee shall timely pay the following expenses as per the bills provided by the property management company designated by the Lessor, including but not limited to: Electricity charges and water rates, over time air conditioning costs, machine room cooling water rates, etc. incurred in the Object. For specific payment methods, please refer to Article 6 hereof.

Legal expenses:	The parties shall respectively bear their legal expenses.
Application:	The Object leased may only be used by the Lessee for work.
Date of delivery:	January 1, 2017.
Article 2	Object
	Building No.:	SOHU.com Internet Plaza No.1 Park, Zhongguancun East Road, Haidian District, Beijing, P.R.C. (hereinafter referred to as the “Office Building”)
	Floor No.:	8F Room 02, 9F, 11F, 12F and 13F (actual floors) of the Office Building, that is, 8F, 9F, 11F, 12F and 15F as elevator shows.
	Lease area:	8F Room 02, 9F, 11F, 12F and 13F (actual floors) of the Office Building, that is, 8F, 9F, 11F, 12F and 15F as elevator shows, having a total lease area of 11015.37 square meters.

For the specific location, please refer to Annex I.
For delivery standards, please refer to Annex II.
Article 3	Tenancy Term
Term: 36 months Lease commencement date: January 1, 2017 Termination date: December 31, 2019 (The term includes lease commencement date and termination date)
Article 4	Rent and Property Management Fees

(1)    Rent

In consideration of using the Object leased, the Lessee shall pay the following rent:

Rent standard: RMB 264.62/month/m2

Monthly rent: RMB 2,914,887.21

(Calculated based on the lease area specified in Article 2 above at the unit price of RMB264.62/month/m2, to be settled in Renminbi)

(2)    Property management fees

Subject to the SOHU.COM Internet Plaza Office Building Property Services Agreement (subject to the name of the agreement finalized) entered into by and between the Lessee and the property management company designated by the Lessor.

Article 5	Deposit

The deposit for rent will be RMB 8,744,661.63 (equivalent to three months of rent). Since RMB6,441,000.00 of deposit has been paid under the original contracts No. 13-GNL-03207 and No. 15-ES-00091, the Lessee needs to hand in RMB 2,303,661.63 of deposit hereunder.

The deposit will bear no interest.

Upon the extinguishment or termination of the Lease, the remaining amount after the Lessor deducts unpaid rent, other expenses and other deductible expenses payable by the Lessee shall be returned to the Lessee.

Article 6	Payment of Rent, Property Management Fees and Other Expenses

(1)   The rent and property management fees include neither electricity charges and water rates, rent and management fees of parking space leased, over time air conditioning costs, machine room cooling water rates, etc. of the Object leased, nor all government taxes and other expenses payable by the Lessee according to laws or regulations.

During the Tenancy Term, the rent shall be paid by calendar month. In particular, the Lessee shall pay the rent for the next month in advance within the first twenty days of each calendar month without any deduction.

The Lessee shall prepay RMB 2,914,887.21 of rent simultaneously with the execution of the Lease (rent for one month; if the Tenancy Term begins not on the first day of a calendar month, proportional rent shall be prepaid according to the number of days from the commencement date to the last day of the calendar month at the time of execution.)

The rent for the last month during the Tenancy Term shall be calculated based on the number of days remaining in the month.

(2)   Within five working days after the Lease is executed, the Lessee shall pay the deposit to the Lessor in the amount prescribed in Article 5 hereof.

(3)   The Lessee shall pay other expenses then incurred in accordance with the provisions of the Lease, the SOHU.COM Internet Plaza Office Building Property Services Agreement (subject to the name of the agreement finalized) entered into with the property management company designated by the Lessor, and the SOHU.COM Internet Plaza User Manual and the SOHU.COM Internet Plaza Decoration Manual formulated and updated from time to time by the Lessor or the property management company.

(4)   The rent and deposit for the Object leased shall be paid to the following account of the Lessor:

Bank of deposit: China Merchants Bank Co., Ltd., Beijing North Third Ring Branch

Account name: Beijing Sohu New Media Information Technology Co., Ltd.

Account number: 862281851810001

Bank No.: 846

(5)   The Lessor shall issue vouchers to the Lessee at the following time in the following way:

The Lessor shall issue a receipt within five working days after the receipt of deposit paid by the Lessee;

Regarding the rent paid by the Lessee by check, remittance or any other means designated by the Lessor, the Lessor shall issue a formal invoice within five working days after the related funds reach the bank account designated by the Lessor.

Article 7	Fixtures and Fittings

The Lessor will provide certain fixtures and fittings for the interior of the Object leased according to Annex II hereto—SOHU.COM Internet Plaza Office Building Delivery Standards (subject to the confirmation document signed by the Lessee and the property management company designated by the Lessor), the Lessee shall return such fixtures and fittings in the same shape, conditions and structure as previously delivered upon the termination of the Lease. The initial delivery status shall be subject to the confirmation document signed by the Lessee and the property management company designated by the Lessor.

Article 8	Special Terms

(1)    Reception of the Object leased

The date of delivery will be             . The Lessor shall deliver the Object leased to the Lessee in accordance with the delivery conditions prescribed in Annex II hereto and the confirmation document signed by the Lessee and the property management company designated by the Lessor on the delivery date. As the Lessee is already the actual occupier and user of the premises leased, the delivery date will be the lease commencement date, that is to say, the Tenancy Term will commence as from the delivery date. Simultaneously with the execution of the Lease, the Lessee shall enter into a SOHU.COM Internet Plaza Office Building Property Services Agreement with the property management company designated by the Lessor (subject to the name of the agreement finalized).

(2)    Decoration

During the Tenancy Term, the Lessee may carry out interior decoration in the Object leased with the prior consent of the Lessor after entering into a Leased Premise Decoration Security Agreement (subject to the name of the agreement finalized) with the Lessor or the property management company designated by the Lessor.

(3)    Government registration, taxes and other incidental expenses

The Lessor shall go through related registration formalities for the premises leased according to law, to which the Lessee shall offer assistance.

All taxes and dues in connection with the execution, registration and implementation of the Lease shall be governed by the applicable laws and regulations of China (excluding Hong Kong, Macao and Taiwan). In the absence of explicit provisions in Chinese laws and regulations, the taxes and dues shall be respectively borne by the Lessor and the Lessee on their own.

(4)    Status of the Object leased

The Lessor has delivered the Object leased to the Lessee in accordance with the standards set forth in Annex II. The Lessee has received the Object according to such standards and confirmed the Object leased to be in good and rentable conditions. Both parties acknowledge that, the Object leased conforms to the provisions of the Lease.

(5)   Other agreements and covenants

The Lessee agrees to comply with the SOHU.COM Internet Plaza Property Management Services Entrustment Contract and the Constitution of SOHU.COM Internet Plaza’s Owners Association signed by the Lessor. If the Lessor violates any of the aforesaid agreements as a result of the Lessee, the Lessee shall compensate the Lessor for its losses.

Article 9	Confidentiality

During the Tenancy Term, the Lessor, the Lessee and their respective agents shall keep the trade secrets, financial information and other confidential information of the Lessee and the Lessor confidential, and may not disclose such information to any third party without the consent of the other party.

Article 10	Others	The Lessee agrees that, the Lessor has the right to sell the premises leased to the third party during the Tenancy Term, and the Lessee promises to waive its right of preemption.

This Lease includes certain annexes and the Detailed Rules for Office Building Lease.

Beijing Sohu New Media Information Technology Co., Ltd.
Signature of representative:	Common seal:
Beijing Sogou Network Technology Co., Ltd.
Signature of representative:	Common seal:

(No text on this page, this being the seal and signature page to the SOHU.COM Internet Plaza Office Building Lease)

Signed on: December 30, 2016

Annexes to the Lease

Annex I: Location Sketch Map

Annex II: SOHU.COM Internet Plaza Office Building Delivery Standards

Annex III: Photocopy of the Lessor’s Business License and Original Power of Attorney

(No text on this page)

Detailed Rules

for

Office Building Lease

Between

Beijing Sohu New Media Information Technology Co., Ltd.

and

Beijing Sogou Network Technology Co., Ltd.

Lease Rules

I. Rent, Property Management Fees and Other Expenses

The Lessee agrees to accept and perform the following:

(1)	Rent and property management fees

To timely pay the rent and property management fees prescribed in Article 4.

(2)	Commercial taxes

To pay the taxes or dues payable by the Lessee as prescribed by laws and regulations annually or regularly imposed by the competent department on the Object leased or the Lessee at present or in the future, except the land use fees and house property taxes.

(3)	Electricity, water and other charges

To pay the charges of electricity and water used in the Object leased.

(4)	Other expenses

The Lessee shall pay to the property management company designated by the Lessor: including but not limited to the expenses of machine room cooling water and over time air-conditioning provided by the property management company designated by the Lessor at the request of the Lessee.

II. Obligations of the Lessee

The Lessee agrees to accept and perform the following:

(1)	Compliance with regulations, detailed rules and ordinances, etc.

(a)	Comply with all regulations, rules and requirements of the government or other relevant departments concerning the Lessee’s behaviors and operations in the Object leased, as well as all related regulations, rules and requirements regulating the actions, behaviors, affairs or things of the Lessee or its employees, agents, contractors or visitors. The Lessee shall compensate the Lessor for its losses caused by the Lessee’s violation of these regulations, rules and requirements.

(b)	The Lessee shall be responsible for all claims, demands, lawsuits, legal proceedings, judgments, losses and related expenditures that the Lessor may suffer or incur as a result of death, personal injuries or property damages occurred in the Object or occurred during the use of the Object or part thereof caused by the act or negligence of Lessee or its employees, contractors, agents or visitors.

(c)	The Lessee shall be responsible for all losses and damages to the Object leased, the building and all properties in the building caused by the Lessee or its agents, employees, contractors or visitors.

(2)	Decoration, repair and maintenance

(a)	Decoration

The Lessee’s decoration of the Object leased must comply with the provisions of the SOHU.COM Internet Plaza Office Building Decoration Manual (subject to the name of the agreement finalized) formulated and modified from time to time by the property management company designated by the Lessor.

The Lessee shall make sure the decoration and partition of the Object conform to firefighting, security, building or other relevant provisions.

According to the drawings and specifications previously submitted to and approved by the Lessor and the property management company designated by the Lessor in writing, the Lessee shall decorate the interior of the Object at its own expenses.

The interior decoration performed by the Lessee shall be in a good and workmanlike manner and conform to the style of first-class office buildings. The Lessee shall maintain the decoration in the same status during the entire Tenancy Term, except normal wear and tear.

Without the prior written approval of the Lessor and the property management company designated by the Lessor, the Lessee must not, by itself or allow to, make any alteration to the approved decoration drawings and specifications as well as the interior design and layout of the Object.

For the avoidance of doubt, the Lessor and the Lessee hereby declare that:

(i)	The Lessor or the property management company designated by the Lessor approving the abovementioned decoration drawings and specifications of the Lessee doesn’t exempt the Lessee from applying to the related government authorities of Beijing, at its own cost, for approval of such decoration drawings and specifications already approved by the Lessor or the property management company designated by the Lessor before formally starting interior decorating.

(ii)	The Lessor and the property management company designated by the Lessor shall bear no responsibility for any consequence of the Lessee not complying with the requirements and conditions set forth in the decoration drawings and specifications approved by the related government authorities of Beijing.

(iii)	The Lessee shall keep the Lessor harmless from any loss caused by the Lessee not complying with the present clause, including but not limited to legal expenses.

(b)	Repair and maintenance

The Lessee shall keep the part of decorations in the Object provided by the Lessor and the part added by the Lessee (including all doors and windows, walls, equipment and facilities and pipelines, etc.) in good, clean and rentable conditions, and shall keep the Object leased and oil paint on the surface intact.

The Lessor shall be responsible for daily repair and maintenance of decoration (decorative surface, strong current, weak current) and electromechanical system (central ventilation system) provided by the Lessor and access control, provided that the Lessee shall bear the corresponding costs, as more specifically agreed upon by the parties.

The Lessee shall repair and maintain the part of decorations added by itself at its own costs and expenses.

The Lessee shall comply with the regulations of the sanitation and provisions of other relevant government departments concerning dedicated sanitation and water facilities (if any) used by the Lessee or its employees, agents or visitors at its own expenses.

(3)	Replacement of windows or glass curtain walls

The Lessee shall pay the expenses incurred by the Lessor or the property management company designated by the Lessor for replacement of windows, glass or glass curtain walls accidently broken or damaged by the Lessee or its employees, contractors, agents or visitors.

(4)	Compensation and insurance of losses and damages caused by internal defects

The Lessee shall take full responsibility for losses, property damages, death or personal injuries caused by the acts, faults or negligence of the Lessee or its employees, contractor, agents or visitors expressly or impliedly permitted by the Lessee. The Lessee shall hold the Lessor harmless therefrom. For purposes of this clause, the term “property” includes but is not limited to fixtures and fittings of the Lessor.

To avoid the above risks, the Lessee shall procure and maintain third-party liability insurance from a domestic insurance company. Such insurance shall be purchased in the name of the Lessee and particularly indicate the Lessor as the owner of the building (including the Object leased). Since the date of lease commencement date, the Lessee shall furnish the Lessor with a certificate issued by the insurance company within three months, evidencing to the Lessor that appropriate insurance has been purchased. Such certificate shall constitute a part of annexes to the contract.

The insurance contract shall contain a clause prescribing that without the prior written consent of the Lessor, the insurance purchased and its conditions may not be cancelled, modified or restricted.

(5)	Access of the Lessor or the property management company designated by the Lessor

When the Lessor or the property management company designated by the Lessor needs to examine or check the status of the interior structures, equipment or facilities in the Object leased by the Lessee and carry out necessary repair or maintenance, with prior notice, the Lessee shall allow the Lessor or the property management company designated by the Lessor and their authorized personnel to enter the Object in reasonable time. When exercising such right, the Lessor or the property management company designated by the Lessor shall try not to cause any interference to the Lessee.

In the case of emergency when it becomes impossible to contact the Lessee in advance, the Lessor and its employees or agents may enter the Object without permission of the Lessee to take necessary measures, provided that the Lessee shall be timely reported afterwards; in the case of especially critical circumstances, the Lessor or the property management company designated by the Lessor may force an entrance to the Object.

In order to better comply with the preceding clause, the Lessee shall inform the Lessor or the property management company designated by the Lessor the security system installed in the Object and its nature.

(6)	Notice of repair

The Lessee shall conduct the necessary repair in a reasonable time after the receipt of a notice from the Lessor or the property management company designated by the Lessor requiring repair. If the Lessee fails to do so, the Lessor or the property management company designated by the Lessor shall be entitled to enter into the Object, and may forcibly perform the work or repair in emergency circumstances, with all related expenses to be borne by the Lessee.

(7)	Informing the Lessor of damage

The Lessee shall timely inform the Lessor and the property management company designated by the Lessor of damage to the Object and personal injuries, and of accidents or defects of water pipes, gas pipes, electric circuits or devices, fixtures or other facilities provided by the Lessor. After the receipt of such a notice, the Lessor or the property management company designated by the Lessor shall respond immediately and perform the repair within three working days. In the instance the Lessee becomes unable to normally use the facilities due to losses caused by the Lessor and response delay of the property management company, the Lessee shall be entitled to engage a third party for repair, with the maintenance costs to be deducted from the rent or other expenses (except repair caused by the Lessee only).

Upon occurrence of fire alarm or other accidents, in addition to calling the police and taking necessary measures immediately, the Lessee shall simultaneously inform the Lessor and the property management company designated by the Lessor.

(8)	Directory

When the name on the directory of the building is changed upon the request of the Lessee, the Lessee shall pay the expenses for installation, repair, change or replacement of the Lessee’s name on the directory.

(9)	Survey

Within six months before the expiration of the Tenancy Term, the Lessee shall allow the Lessor to accompany potential tenants or users to make a survey of the Object in a reasonable time with prior notice, but the Lessor shall try its best to avoid interference with the Lessee’s work.

(10)	Regulations

The Lessee shall comply with the SOHU.COM Internet Plaza Property Management Services Entrustment Contract, the Constitution of SOHU.COM Internet Plaza’s Owners Association signed by the Lessor; and shall comply with and abide by the regulations formulated by the Lessor and the property management company designated by the Lessor, including but not limited to the SOHU.COM Internet Plaza User Manual and the SOHU.COM Internet Plaza Decoration Manual (subject to the name of the agreement finalized).

(11)	Contractors, employees, agents and visitors

The acts, negligence, omission and fault of all contractors, employees, agents and visitors of the Lessee shall be deemed as those of the Lessee, for which the Lessee shall be responsible to the Lessor.

(12)	Return of the Object

Upon the expiration of the Tenancy Term or early termination of the Lease, the Lessee must rehabilitate the Object in the state indicated in the confirmation document signed upon acceptance, including but not limited to rehabilitating the ceiling system, spraying system, smoke detector, fan coil, air-conditioning temperature controller, lamp panel, air supply grille and return air inlet, unless with the consent of the owner.

The Object and all fixtures, fittings and ceilings therein returned by the Lessee must be complete, good, clean, rentable and in a proper maintenance status.

The personal property (including the name boards of the Lessee on doors, walls, etc. of the Object), fixtures and fittings and auxiliary equipment of the Lessee shall be removed as required by the Lessor upon the expiration of the Tenancy Term or early termination of the Lease, with the corresponding expenses to be borne by the Lessee. In addition, the Lessee shall compensate the Lessor any damage caused in the process of removing.

The Lessee shall allow the Lessor to remove from the directory texts and characters relating to the Lessee, and shall compensate the Lessor for its losses caused by the Lessee’s failure to do so.

If, when the Lessee returns the Object, there remain some items, fixtures or fittings in the Object, the Lessee hereby declares that it has agreed to waive its ownership of such properties, and allow the Lessor to freely dispose such properties (including but not limited to abandonment, selling off or other means), except as otherwise agreed then by both parties.

The time for the Lessee to return the Object shall be subject to the written document signed by authorized representatives of the parties.

(13)	Indemnification upon default

The Lessee shall indemnify and hold the Lessor harmless from losses caused by the following behavior that may be suffered or incurred by the Lessor, including lawsuits, claims, losses, damages and expenses: the Lessee fails to comply with or perform any of its responsibilities hereunder, or the use of the Object by the Lessee (including indoor installation and equipment of electricity and gas), the misconduct taken during the Tenancy Term against the Object, or the negligence or fault of the Lessee.

(14)	Protection under severe weather

The Lessee shall take any reasonable preventive measure to prevent the Object from invasion of storm, heavy rain, snow or similar severe weather. Under the above severe weather, the Lessee shall especially make sure all exterior doors and windows are closed.

(15)	Cancellation or alteration of industrial and commercial registration

The Lessee shall properly go through the cancellation or alteration of industrial and commercial registration with the unit as registered or business address upon the expiration of the Tenancy term or within 30 days after the date of early termination hereof.

(16)	Maintenance of electrical equipment, pipelines and wirings

If the electrical equipment, wirings or pipelines installed by the Lessee become in danger or unsafe or as reasonably requested by the Lessor or the relevant municipal corporation, the Lessee shall repair or replace the above equipment, wirings or pipelines. At the time of maintenance, the Lessee may engage only the maintenance contractors designated or identified by the Lessor or the property management company designated by the Lessor in writing. The Lessee shall allow the Lessor or the property management company designated by the Lessor to examine the wirings or pipelines installed by the Lessee in the Object, provided that the Lessor or the property management company designated by the Lessor shall send a written request in advance and examine the devices at any reasonable time. The Lessee shall indemnify the Lessor harmless from claims, expenses, damages or lawsuits caused by faults or improper maintenance of electrical equipment, devices, pipelines and wirings installed by the Lessee in the Object.

(17)	Sewer cleaning

When the sewer or sanitary fittings or other pipelines are plugged or stop work due to careless or improper use or negligence of the Lessee or its contractors, employees, agents or visitors, the Lessor or the property management company designated by the Lessor shall clean, repair or replace such pipelines first, with all costs incurred therefrom to be borne by the Lessee. Moreover, the Lessee shall undertake all expenses, claims or losses suffered by the Lessor therefrom.

(18)	Transportation of waste and garbage

The Lessee shall carry away the waste and garbage generated during the decoration period, and place such waste and garbage in such locations within the building as designated by the Lessor or the property management company designated by the Lessor. If the Lessee uses the waste and garbage cleaning services provided by the Lessor or the property management company designated by the Lessor, the Lessee shall pay the relevant expenses and may not utilize the services provided by any similar contractor.

III. Obligations of the Lessor

The Lessor agrees to accept and perform the following:

(1)	Non-interference

Under the premise that the Lessee pays the rent, property management fees and various other expenses in the way and amount prescribed herein and complies with and performs these terms and conditions that the Lessee shall comply with and perform, the Lessor shall make sure the Lessee’s peaceful occupation and use of the Object during the Tenancy Term will not be interfered by the Lessor or any person legally claiming its rights through the Lessor (except the circumstances prescribed by Clauses (5) and (6), Article II of these Detailed Rules).

(2)	Land use fees

Except the taxes and dues payable by the Lessee according to the Lease and/or relevant Chinese laws and regulations, all other land use fees and property taxes on the building shall be borne by the Lessor.

(3)	Roof and main structure

The Lessor shall maintain the structure of the building in a good condition.

(4)	Decoration

The Lessor may carry out all necessary decoration and place green plants in public areas of the building when it deems necessary.

(5)	Cleaning and waste treatment

The Lessor shall keep the public areas, restrooms and other common parts of the building clean.

The Lessor shall be responsible for cleaning the outer walls of the building (except the part that shall be cleaned by the Lessee or the user).

(6)	Shared facilities

The Lessor shall keep all elevators, firefighting and safety facilities, air conditioning equipment and other facilities in the building in a normal operation condition, and regularly repair and maintain the same.

After the receipt of a fault notice from the Lessee, the Lessor shall send certain personnel to repair the facilities in reasonable time (except the part that shall be repaired by the Lessee or the user).

(7)	Directory

The Lessor shall provide a standard directory sign in the lobby and corresponding floors of the building and allocate appropriate places for the Lessee to add its name thereon according to unified font or character standards designated by the Lessor, the first installation of which will be free of charge.

(8)	Air conditioning

The office building will offer central air conditioning at the following time:

9:00-18:00 from Monday to Friday, excluding other time and public holidays.

If the Lessee requires over-time air conditioning services beyond the above time, it shall notify the property management company designated by the Lessor 24 hours in advance. After the receipt of a reasonable notice from the Lessee, the property management company designated by the Lessor will provide such over-time air conditioning services. The charges of such over-time air conditioning services will be determined by the property management company designated by the Lessor and the Lessee will be informed thereof.

(9)	Insurance

The Lessor shall purchase valid insurance for the public areas and shared facilities of the building.

IV. Restrictions and Prohibitions

The Lessee agrees to accept and perform the following:

(1)	Installation and variation

(a)	Without the prior written consent of the Lessor and the property management company designated by the Lessor, it may not install, place or vary any fixture, partition or other assets and facilities belonged to the Lessor within the Object or any other part (including but not limited to: furniture, decoration, air conditioning, access control, etc.). Without the prior written consent of the Lessor and the property management company designated by the Lessor, the Lessee must not install or permit the installation of equipment and fixture on electric power circuits, pipelines and facilities, or install or permit the installation of any equipment, device or machinery which exceeds the originally designed capacity of the floor or requires addition of electric power circuits or pipelines or the power consumption of which will not be measured through the Lessee’s electricity meter.

The Lessor or the property management company designated by the Lessor has the right to stipulate the maximum weight and placement location of safe deposit boxes and other heavy equipment. The Lessor or the property management company designated by the Lessor may require the Lessee to put pad in the specified size and material at the bottom to disperse the weight when it deems necessary.

(b) When performing an approved project, the Lessee shall procure its employees, agent, contractors and workers to fully cooperate with the Lessor, the property management company designated by the Lessor and the Lessor’s employees, agent, contractors and workers; and to work with other tenants or contractors working in the building.

The Lessee and its employees, agents, contractors and workers shall abide by and follow all instructions and guidance from the Lessor or the property management company designated by the Lessor.

(c)	When modifying or altering electric circuits, access control, firefighting or air conditioning systems, the Lessee shall use the contractors designated or identified by the Lessor and the property management company designated by the Lessor in writing, and shall bear all corresponding expenses.

(2)	Rules for commencement of operations

The Lessee shall obtain and maintain in the entire Tenancy Term the validity of permission or approval (if any) from the government or other related departments on its use or occupation of the Object. Upon the receipt of a notice from the government or any other related department concerning the Object or any service provided in the Object, the Lessee shall inform the Lessor in writing.

(3)	Marks

The Lessee may not place or exhibit or allow other to place or exhibit any billboard, mark, ornament, advertisement or other product in or out of the Object, whether equipped with lighting to make it visible from the outside, except:

(a)	The Lessee may, at its own costs, require the Lessor or the property management company designated by the Lessor to arrange the placement of its name (and any future addition or alteration) on the directory in the unified Chinese and English model designed by the Lessor.

(b)	The Lessee may, at its own costs, place its name at the entrance of the Object in the font and size approved by the Lessor. If the Lessee carries on business in another name, it shall notify the Lessor of such name, and may exhibit such name at the entrance only with the written consent of the Lessor. Without the prior written permission of the Lessor, the Lessee may not change the name of its business.

(4)	Application

The Lessee may not use or allow the use of the Object for any application other than the office purpose as explicitly prescribed in the Lease.

(5)	Illegal or unethical use

The Lessee may not use or allow the use of the Object for any illegal or unethical purpose.

(6)	Passage obstruction

The Lessee may not obstruct or allow the obstruction of the entrance, stairs, platforms, passages, escalators, elevators, lobby and other public parts of the office building with boxes, packaging scraps and obstructions in other natures.

When it deems fit, the Lessor has the right to move away the abovementioned debris or other items or things without notice to the Lessee, with all related expenses to be borne by the Lessee.

(7)	Wires and cables in public areas

The Lessee may not lay or install attached electric wires, cables or other items and things at the entrance and exit, stairs, passages, lobby and other places in public areas of the building.

(8)	Sublease and assignment

Without the written consent of the Lessor, the Lessee may not transfer, sublease, waive or assign the Object leased or any part thereof or any interest thereon, nor make any arrangement or transaction, that results in a non-party to the Lease acquiring or enjoying the right to use, take on lease and occupy the Object leased or any part thereof, regardless of whether rent or other considerations have been paid for such acquisition.

(9)	Violation of insurance terms

The Lessee may not carry out or allow others to carry out any act or thing that will or may invalidate the fire insurance, third-party liability insurance and insurance covering other risks of the building.

The Lessee may not carry out or allow others to carry out any act or thing that will increase the premium. If any act or thing conducted or allowed to be conducted by the Lessee increases the premium, the Lessor shall be entitled to recover from the Lessee the increment, without prejudice to any other remedy available to the Lessor.

(10)	Air conditioning

Except with the written permission of the Lessor and the property management company designated by the Lessor, the Lessee may not additionally install air conditioning facilities other than those provided by the Lessor.

(11)	Parking

The Lessee may not park in parking spaces assigned to other vehicles, public driveways, entrance and exit for vehicles or other areas specified for loading and unloading purposes, nor allow its employees, agents, contractors or visitors to do so.

(12)	Use of name

The Lessee may only use the name “SOHU.COM Internet Plaza Office Building” or the name and logo of the building or any part thereof to indicate its address and business location. Without the prior written approval of the Lessor, the Lessee may not use or allow the use of any picture, name or logo or those which are wholly or partially similar to any name and logo of the Lessor, “SOHU.COM Internet Plaza Office Building” and the building to serve its business, operations and other purposes.

(13)	No auction or solicitation

The Lessee may not organize or allow the organization of any auction in the Object leased. The Lessee may not permit any of its employees or agents to solicit any business or hand out any leaflet, circular or publicity material within the redline scope of SOHU.COM Internet Plaza Office Building.

(14)	Damage to the main structure, equipment and facilities

Without the prior written approval of the Lessor and the property management company designated by the Lessor, the Lessee may not carve on, damage, drill holes on, mark or destroy the doors, windows, walls, beams, structure and any other parts of the Object as well as any sewer line, sanitation and air conditioning facility thereof or allow any foregoing behavior.

(15)	Damage to wall surface, ceiling and ground

Without the prior written approval of the Lessor and the property management company designated by the Lessor, the Lessee may not drive nails, screws, inlayed hooks, brackets or other similar items on the ceiling, wall surface and ground of the Object leased, nor destroy the ground.

(16)	Damage to public areas

The Lessee may not damage, ruin or destroy the feature, stairs and elevators placed in the public areas of the building, including surrounding trees, plants and shrubs, etc.

(17)	Disturbance or interference

The Lessee may not cause or allow any possible disturbance to the Lessor, other users or tenants in the building, nor interfere with adjacent user or tenants.

(18)	Noise

At no time may the Lessee make or allow the making of any disturbing or stimulating noise in the Object, or make any music or noise (including broadcasting or voice produced by any device or equipment that can generate or copy, receive or record) audible from outside the Object.

(19)	Dormitory or home use

The Lessee may not use the Object or any part thereof as dormitory.

(20)	Manufacturing and storage of goods

The Lessee may not use or allow the use of the Object for production and manufacturing or storage of goods and commodities, except for the samples and exhibits stored reasonably required for the business permitted hereunder.

(21)	Toilet facilities

The Lessee may not use or allow the use of toilet facilities provided by the Lessor in the public areas of the Object or the building for any purposes other than their designed purposes.

The Lessee may not and shall not allow others to throw any irrelevant item into toilet facilities, and shall pay all expenses as required by the Lessor for damage, breakage, blocking or spoil caused by the Lessee’s violation of the current clause.

(22)	Meal preparation and preventing the disperse of odor

The Lessee may not cook or allow or tolerate anyone to cook any food in the leased units (other than oven heating of food by the Lessee’s employees in tea rooms), and may not procure or allow any disgusting smell or odor from generating or emitting.

(23)	Animals, pets and spread of pests

The Lessee may not breed or allow others to bread any animal or pet in the Object. The Lessee shall take all measures required by the Lessor to prevent the Object or any part thereof from pest invasion at its own costs, shall hire disinfestation companies with Beijing pest control service agency qualifications at its own costs, and shall insecticide on a regular basis as instructed by the Lessor or the property management company designated by the Lessor.

(24)	Antenna

The Lessee may not install any antenna on the roof or walls of the building or the ceiling or wall surface of the Object. Moreover, the Lessee may not interfere, move dismantle or change the antenna provided by the Lessor, if any.

(25)	Explosives or hazardous articles

The Lessee may not deposit or allow the storage of any weapon, ammunition, potassium nitrate, kerosene or other explosive, inflammable or hazardous articles in the Object.

V. Exceptions

Except due to the fault of the Lessor, the property management company designated by the Lessor or their respective employees or agents, the Lessor shall undertake no responsibility to the Lessee, any user or others upon any of the following circumstances:

(1)	Elevators, air conditioning and others

Personal injury or property damage suffered by the Lessee, any user or others as a result of quality defects or stoppage of elevators, firefighting and security settings, air conditioning equipment and other equipment of the building;

(2)	Supply of power and water

Personal injury or property damage suffered by the Lessee, any user or others because of supply fault, stoppage, explosion and suspension of power and water to the building and the Object;

(3)	Fire, flood and plague of insects

Personal injury or property damage suffered by the Lessee, any user or others due to fire, overflow or water leakage in any part of the building, or water flowing into the building or the Object, or mouse and other insects in the building;

(4)	Security

Regarding the quality, security or custody of the Object or any individual or goods therein, especially without limiting the generality of the foregoing, the security guards and administrators or mechanic or electric alarm systems of any nature provided by the Lessor or the property management company designated by the Lessor shall constitute no safety responsibility of the Lessor or the property management company designated by the Lessor to the Object or any article therein, instead, the Lessee shall always take full responsibility for the safety of the Object and the items therein;

(5)	Incompliance

Losses and damages caused by the Lessee or the third party failing to perform applicable regulations or to comply with Part IX of these Detailed Rules.

VI. Reduction of Rent

When the Object and any part thereof is damaged or the Object becomes unfit for use or lease due to fire, severe weather, act of God, force majeure or other events not directly or indirectly caused by acts or faults of the Lessee (in this case, the Lessee shall timely notify the Lessor in writing), upon consensus between the parties, the Lessee may stop paying rent and property management fees in respect of the part of the Object damaged, until the Object is repaired and restored.

When economically unreasonable and impractical, the Lessor has no obligation to repair or rehabilitate the Object; or, if the entire Object or the substantial part of the Object is destroyed or unfit for reuse and lease, in both cases, the parties hereto shall be entitled to terminate the Lease by giving to the other party a written notice, without prejudice to the rights and compensation available to either party in respect of any prior claim or violation of the Lease, or rights and compensation available to the Lessor in respect of rent, property management fees and other expenses payable hereunder accrued before the effectiveness of termination. In such case, the Lessor shall return the deposit for the premises.

VII. Default

Both parties further agree and acknowledge as follows:

(1)	Default

Upon the occurrence of any of the following, the Lessor shall be entitled to terminate the Lease, to take back the Object leased by the Lessee 30 working days after informing the Lessee in writing in advance, and to claim the Lessee for compensation of its losses if:

(a)	The rent or property management fees or other expenses payable by the Lessee hereunder remain unpaid within 30 working days after the due date;

(b)	If the Lessee fails to comply with and perform any term and condition hereunder that the Lessee shall comply with and perform and causes material damage to the Lessor; or the Lessee fails to rectify the above default within 30 days after the expiration of the period notified by the Lessor in writing;

(c)	The Lessee goes bankrupt or starts liquidation as a corporation, or is applied for liquidation, or becomes insolvent, or has made arrangement with its creditors, or has exerted any legal arrangement on the Object leased by the Lessee;

(d)	The main structure of the Object is substantially damaged due to reasons of the Lessee, and the Lessee fails to make compensation within 30 days after the expiration of the period notified by the Lessor in writing.

This right of the Lessor will not prevent it from exercising the right to lodge a lawsuit in the event that the Lessee breaches the Lease or fails to comply with or perform any term and condition of the Lease, nor prevent it from exercising the right to deduct the losses incurred therefrom from the deposit paid by the Lessee and to confiscate the deposit in accordance with Article VIII of these Detailed Rules.

Notwithstanding the foregoing, the Lessor or the property management company designated by the Lessor has the right to cut off water, power or air conditioning of the Object leased by the Lessee without any responsibility, provided that the Lessee shall be notified of such intention three days in advance. The expenses incurred by the Lessor or the property management company designated by the Lessor due to cut-off and re-connecting of water, power or air conditioning shall be borne by the Lessee, which may be recovered by the Lessor from the Lessee or deducted from the deposit paid by the Lessee in accordance with Article VIII of these Detailed Rules.

(2)	Exercise of rights

Instead of actually entering the Object, the Lessor sending to the Lessee a written notice of taking back the Object in the form prescribed by the Lease will be deemed as fully exercising the right. The Lessor will be deemed to have taken back the Object and the Lessee be deemed to have been expelled from the Object seven days after the Lessor delivers such a written notice (that is, the evacuation period for the Lessee). During the evacuation period, if the Lessee fails to restore the Object to the state described in the confirmation document signed upon acceptance of the Object, the Lessor shall be entitled to freely dispose any item left by the Lessee in the Object without taking any responsibility to the Lessee, and all expenses resulting therefrom shall be borne by the Lessee.

When the Lessee returns the Object, if there remains some items, fixtures or fittings in the Object, the Lessee hereby declares a waiver of its ownership of such properties, and consents to free disposal by the Lessor of such properties (including but not limited to abandonment, selling off or other means), with all proceeds thereof to the account of the Lessor (if any) and all expenses involved to be borne by the Lessee (if any). The Lessor shall assume no responsibility to the Lessee or any other person for any loss or damage caused by such disposal or any other treatment method.

(3)	Acceptance of rent and property management fees

The acceptance of rent by the Lessor and the acceptance of property management fees by the property management company designated by the Lessor shall not be deemed as an automatic waiver of their right to prosecute the Lessee for default, incompliance with or nonperformance of terms and conditions it shall comply with and perform.

(4)	Acts of contractors, employees, agents and visitors

For the purpose of the Lease, any act of any employee, visitor, contractor, representative or agent of the Lessee or user of the Object shall be deemed as act of the Lessee.

(5)	Payment order

The failure of the Lessee to pay the rent and property management fee for the Object in the time and manner prescribed by the Lease shall constitute delay in payment. In such case, the Lessor or the property management company designated by the Lessor may apply to the people’s court for a payment order in accordance with the Civil Procedure Law of the People’s Republic of China, with all related expenses incurred therefrom to be borne by the Lessee.

(6)	Overdue fines

Without prejudice to any other right and remedial measure available to the Lessor upon default, if the rent, property management fees, any other expenses or a part thereof hereunder haven’t been paid in the way and time prescribed in Articles 4 to 6 of the Lease and Part I of the Detailed Rules, the Lessee shall pay overdue fines equivalent to 0.1% of the aggregate amount due but unpaid each day from the due date to the actual payment date (both the due date and the actual payment date are included).

(7)	Commitment

Unless otherwise specified herein, in no event (except force majeure) may the Lessee terminate the Lease in advance during the Tenancy Term, if the Lease is early terminated or becomes unfulfillable due to reasons of the Lessee, the Lessor is not liable to return to the Lessee the paid deposit. The Lessor may not terminate the Lease for no cause, or otherwise, it shall be liable for breach of contract.

VIII. Deposit

(1)	Deposit

Simultaneously with the execution of the Lease, the Lessee shall pay to the Lessor the deposit prescribed in Article 5 of the Lease, so as to ensure the compliance with the terms and conditions the Lessee shall comply with and perform.

The deposit shall be preserved free of interest by the Lessor on behalf of the Lessee.

(2)	Withholding and deduction of deposit

In the instance the Lessee violates any term or condition of the Lease, the Lessor shall be entitled to urge actual performance and deduct from the deposit: the expenses due but unpaid by the Lessee, the charges required to be assumed by the Lessee according to the Lease or provisions of laws and regulations, or losses suffered by the Lessor because of default, incompliance or nonperformance of the Lessee.

(3)	Complement of deposit

Pursuant to the Lease, in case the rent and property management fees increase in the Tenancy Term, or the deposit becomes insufficient as deducted by the Lessor due to default of the Lessee, the Lessee shall, within ten working days after the receipt of a written notice from the Lessor or the property management company designated by the Lessor, make up the deposit.

Complementing the deposit is a prerequisite for further performance of the Lease. If the Lessee fails to do so, the Lessor shall be entitled to exercise all remedies and rights available.

(4)	Return of deposit

Subject to the above provisions, the deposit shall be returned in Renminbi free of interest to the Lessee at the latest of thirty days after the Object vacated is handed over to the Lessor upon expiration of the Lease, or thirty days after the resolution of claims arising from default, incompliance with or nonperformance of the terms and conditions of the Lease and from incompliance and nonperformance of regulations that the Lessee shall comply with and perform, or thirty days after the settlement of the Lessee’s accounts with the telecommunications company and the power corporation, except the part that the Lessor has the right to deduct, withhold or offset pursuant to the Lease.

(5)	Change of Lessor

If the Lessor changes during the Tenancy Term, all rights and obligations in respect of the deposit paid by the Lessee or the deposit remaining after the Lessor exercises its deduction right according to the Lease shall be succeeded by the new lessor. In this case, the Lessor shall make sure the Lessee’s rights will not be adversely affected by such change of lessor.

IX. Rules

(1)	Formulation of rules

To facilitate the building to become a first-class office building, as long as good for the operation management and maintenance of the building, the Lessor or the property management company designated by the Lessor has the right to publish, introduce, modify, adopt or abolish any rules in writing at any time, provided that the Lessee shall be informed in advance. When the formulation and update of any rules cause a significant impact on the Lessee’s rights, the Lessee shall be entitled to raise an objection and retains the right to recover its losses from the Lessor.

(2)	Conflict

Such rules are merely supplementary to these terms and conditions of the Lease, which will not invalidate the latter. In the case of controversy between such rules and these terms and conditions hereof, the terms and conditions of the Lease shall prevail.

X. Interpretation and Miscellaneous

(1)	Marginal notes, headings and indexes

The marginal notes, headings and indexes are for guidance only, and shall not constitute an integral part of the Lease, which shall not be given consideration to or affect or restrict the interpretation or clarification of any provision hereof.

(2)	No waiver by tolerance

The Lessor’s tolerance, forgiveness or excuse of one-off or repeated nonperformance, violation, incompliance or non-execution of responsibility hereunder by the Lessee doesn’t imply a waiver of rights regarding continuous or further nonperformance, violation, incompliance or non-execution by the Lessee, nor eliminate or affect the Lessor’s rights or compensation available hereunder in respect of such continuous or further nonperformance of violation.

Unless the Lessor waives its rights in written statement, no act or omission of the Lessor implies waiver of rights or infers as waiver.

Any approval given by the Lessor applies only to certain issues specifically approved, which shall not operate as simultaneous waiver of other rights available to the Lessor nor exempt the Lessee from further applying to the Lessor for any other specific written approval.

(3)	Service of notice

Any notice required to be given shall be written in Chinese, and sent by double-registered letter, express mail, personal delivery, facsimile or any other means permitted by law to the legal address or the latest contact address provided by the other party from time to time.

The parties specifically agree that, the above notices and other correspondences shall be deemed effectively delivered on:

(a)	The date listed in the receipt if sent by double-registered letter or express mail;

(b)	The date of personal delivery;

(c)	The transmission time indicated in the fax report or the date on which the recipient acknowledges receipt if sent by facsimile;

(d)	After the Object is delivered to the Lessee, the Lessor may serve notices to the Lessee by posting announcements in visible places near the Object, and the notices shall be deemed delivered on the date of announcement.

(4)	Naming of the building

The Lessor retains the right to rename SOHU.COM Internet Plaza Office Building at its own discretion and the right to change, replace or cancel the original name at any time or from time to time, without any compensation to the Lessee. However, if the Lessor chooses to do so, an announcement regarding the notice of relevant government agency shall be posted in the building in advance.

(5)	Replacement of property management company

To facilitate the building to become a first-class office building, the Lessor has the right to select and replace property management companies.

(6)	Applicable law and jurisdiction

The Lease shall be governed and construed by the laws of the People’s Republic of China (excluding laws of Hong Kong, Macao and Taiwan). Any dispute between the parties that cannot be solved through consultation may be solved by means of lawsuits.

(7)	Business license

Before the execution of the Lease, if applicable, the Lessee shall present to the Lessor its business license or registration certificate approved by the government of the People’s Republic of China, and the original power of attorney authorizing representatives of the Lessee to enter into the Lease as Annex IV hereto.

(8)	Written in Chinese and signature

The Lease is written and signed in Chinese. Any English translated version provided by the Lessor shall be used for reference only. The Lessor hasn’t guaranteed the consistency between the contents, wording and expressions in the English version and the Chinese version, and in the case of controversy or difference, the Chinese version shall prevail.

(9)	Modification, supplementary, deletion and alteration to the Lease

No modification, supplementary, deletion or alteration to the Lease shall be valid unless made in writing, signed by duly authorized representatives of the parties and affixed with their common seals.

The above common seals shall be deemed to have been affixed on the date signed by the foregoing authorized representatives.

(10)	Counterparts and legal force

The Lease, its annexes and Detailed Rules have been made in quadruplicate, with each party holding two copies, all being of the same legal effect.

[No text below]

Signature of representative of the Lessor (seal)

Beijing Sohu New Media Information Technology Co., Ltd.

Signature of representative of the Lessee (seal)

Beijing Sogou Network Technology Co., Ltd.

Date: December 30, 2016

Supplementary Agreement to the Lease of Office Building in SOHU.com Internet Plaza

Party A: Beijing Sohu New Media Information Technology Co., Ltd.

Party B: Beijing Sogou Network Technology Co., Ltd.

This Supplementary Agreement (hereinafter referred to as “this Supplementary Agreement”) to the Lease of Office Building in SOHU.com Internet Plaza between the Parties on December 30, 2016 (Party B No.: 16-ES-12758) (hereinafter referred to as the “Original Contract”) is hereby entered into by and between Party A and Party B through friendly negotiation:

1. Subject Matter

Leased area in the Original Contract: 8/F, 9/F, 11/F, 12/F and 13/F (actual floor) of the Office Building, which is shown as 8/F, 9/F, 11/F, 12/F and 15/F in the elevator, with a leased area of 11,015.37 m2 in total; on this basis, Party A rents out additional 362.24 m2 to Party B, so the leased area is 11,377.61 m2 in total;

The specific added location is set out in Appendix I in detail.

2. Lease Term

Lease term of the area of the newly added subject matter hereof:

Commencement Date:    January 1, 2017

Termination Date:          December 31, 2019

3. Rent

Expense of the newly added subject matter hereof, the monthly rent for which is as follows:

Rent Standard:    RMB 264.62/month/ m2

Monthly Rent:    RMB 95,855.94

(Rent shall be calculated on the basis of the newly added leased area of 362.24 m2 and the unit price of RMB 264.62/month/ m2, and shall be settled in RMB.)

4. Security Deposit

(1) The security deposit for the newly added leased area herein shall be RMB 287,567.84 (equivalent to rent of three months) without interest;

(2) Upon conclusion of this Supplementary Agreement, Party B shall pay the security deposit to Party A pursuant to the stipulated amount.

5. Other matters other than those stipulated herein shall be subject to the terms of the Original Contract.

6. Anything not mentioned herein shall be solved by the Parties through negotiation.

7. This Supplementary Agreement shall be made in quadruplicate with each party holding two copies. Each copy shall have equal legal force.

8. This Supplementary Agreement shall come into force as from the date on which the Parties affix the seal.

(Remainder of page intentionally left blank)

Party A:	Party B:

Authorized Representative:	Authorized Representative:

Date: January 6, 2017	Date:

Appendix I:

Statistical Table for Floor Area of SOHU.com Internet Plaza

Floor	Location	Area Used by Sohu (m2)	Signed by	Floor Area	Area Leased by Sogou
7F	Storeroom 2(Finance Center)	8.58	New Era	2,596.64	2,573.44
	Storeroom 8(ES Engineering Group)	14.62

8F	801		New Era		1,002.07
	Storeroom 5(Network Operations Department)	4.31
	Storeroom 3(Network Security Center)	5.75	New Media	2,600.86	1,287.95
	Machine Room (Totally 41.44 m2)	10
		31.44
	Water Cooler	6.4
	Area of 65 Station Region	252.95

9F		0	New Media	2,605.08	2,605.08

10F	IVR Room and Broadcasting / Recording Room	8.3	New Era	2,609.3	2,596.85
	Staff Service Center	4.15

11F	Test Room (Network Operations Department)	44.25	New Media	2,613.51	2,295.82485
	Storeroom 1 (ES Property Group)	4.4
	Water Cooler	20.7
	Area of 73 Station Region	248.34

12F	Storeroom 1 (ES Engineering Group)	7.75	New Media	2,617.73	2,349.74
	Storeroom 6 (ES Property Group)	8.3
	Large Studio	228.94
	Middle Studio
	Small Studio
	Control Room
	VIP Reception	23

15F	Storeroom 1 (Finance Center)	9.3	New Media	2,621.95	2,476.78

Storeroom 4 (Finance Center)	7
Storeroom 2 (Network Operations Department)	8.8
Storeroom 5 (Finance Center)	3.3
Office for General Manager Zhang	37.2
Office for Carol	25.68
Meeting Room	18.5
Office for Li Wei	26.42
Ma Zhiyan	8.97

Gross Area	1,077.34	18,265.07	17,187.73

New Area Split to Sogou	362.24

Remaining Area of Sohu	715.11

Supplementary Agreement II to the Lease of Office Building in SOHU.com Internet Plaza

Party A: Beijing Sohu New Media Information Technology Co., Ltd.

Party B: Beijing Sogou Network Technology Co., Ltd.

Whereas:

1. Party A and Party B have entered into the Lease of Office Building in SOHU.com Internet Plaza on December 30, 2016 (Party B No.: 16-ES-12758) (hereinafter referred to as the “Original Contract”);

2. Party A and Party B have entered into a Supplementary Agreement to the Lease of Office Building in SOHU.com Internet Plaza on January 6, 2017 (Party A No.: 16-GNL-ES-05765) (hereinafter referred to as the “Supplementary Agreement I”).

The Parties have reached this Supplementary Agreement (hereinafter referred to as “this Supplementary Agreement”) through friendly negotiation:

1. Subject Matter

Leased area in the Original Contract and Supplementary Agreement I: 8/F, 9/F, 11/F, 12/F and 13/F (actual floor) of the Office Building, which is shown as 8/F, 9/F, 11/F, 12/F and 15/F in the elevator, with a leased area of 11,377.61 m2 in total; on this basis, Party A rents out additional 642.26 m2 to Party B, so the leased area is 12,019.87 m2 in total;

The specific added location is set out in Appendix I in detail.

2. Lease Term

Lease term of the area of the newly added subject matter hereof:

Commencement Date:    April 16, 2017

Termination Date:    December 31, 2019

3. Rent

Expense of the newly added subject matter hereof, the monthly rent for which is as follows:

Rent Standard:	RMB 264.62/month/ m2

Monthly rent of the newly added part:	RMB 169,954.84

(Rent shall be calculated on the basis of the newly added leased area of 642.26 m2 and the unit price of RMB 264.62/month/ m2, and shall be settled in RMB.)

The total rent payable by Party B per month shall be RMB 3,180,697.99.

4. Security Deposit

(1) The security deposit for the newly added leased area herein shall be RMB 509,864.52 (equivalent to rent of three months) without interest; thus the total security deposit payable by Party B to Party A shall be RMB 9,542,093.99;

(2) Upon conclusion of this Supplementary Agreement, Party B shall pay the security deposit to Party A pursuant to the stipulated amount.

5. Other matters other than those stipulated herein shall be subject to the terms of the Original Contract and Supplementary Agreement I.

6. Anything not mentioned herein shall be solved by the Parties through negotiation.

7. This Supplementary Agreement shall be made in quadruplicate with each party holding two copies. Each copy shall have equal legal force.

8. This Supplementary Agreement shall come into force as from the date on which the Parties affix the seal.

(Remainder of page intentionally left blank)

Party A:	Party B: Beijing Sogou Network Technology Co., Ltd.

Authorized Representative:	Authorized Representative:

Date: April 28, 2017	Date:

Appendix I:

Statistical Table for Floor Area of SOHU.com Internet Plaza

Floor	Location	Area Used by Sohu (m2)	Signed by	Floor Area	Area Leased by Sogou
7F	Storeroom 2 (Finance Center)	8.58	New Era	2,596.64	2,573.44
	Storeroom 8 (ES Engineering Group)	14.62
	801		New Era		1,002.07
	Storeroom 3 (Network Security Center)	5.75	New Media		1,323.70
8F	Machine Room (Totally 41.44 m2)	10		2,600.86
	Water Cooler	6.40
	Area of 65 Station Region	252.95
9F		0	New Media	2,605.08	2,605.08
10F	IVR Room and Broadcasting / Recording Room	8.3	New Era	2,609.3	2,596.85
	Staff Service Center	4.15

11F		0	New Media	2,613.51	2,613.51
	Storeroom 1 (ES Engineering Group)	7.75	New Media	2,617.73	2,349.74
	Storeroom 6 (ES Property Group)	8.3
	Large Studio	228.94
12F	Middle Studio
	Small Studio
	Control Room
	VIP Reception	23
	Storeroom 1 (Finance Center)	9.3	New Media	2,621.95	2,485.58
	Storeroom 4 (Finance Center)	7
	Storeroom 5 (Finance Center)	3.3
15F	Office for General Manager Zhang	37.2
	Office for Carol	25.68
	Meeting Room	18.5
	Office for Li Wei	26.42
	Ma Zhiyan	8.97
	Gross Area	715.11		18,265.07	17,549.97
	New Area Split to Sogou	677.91
	Remaining Area of Sohu	37.20